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                                                            Exhibit 23.2







                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of BRE Properties, Inc. for the registration of $750,000,000 in Debt Securities, Preferred Shares, Depositary Shares, Common Stock Warrants and Common Stock (which also constitutes post-effective Amendment No. 2 to Registration
Statement No. 333-24915), and to the incorporation by reference therein of our report dated January 14, 1998, with respect to the financial statements and schedule of BRE Properties, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission.



                                     /s/ Ernst & Young LLP
                                    ----------------------

                                    March 23, 1998
                                    San Francisco, California